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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Apex Mortgage Capital, Inc. on Form S-2 of our report dated February 9, 2001, included and incorporated by reference in the Annual Report on Form 10-K of Apex Mortgage Capital, Inc. for the year ended December 31, 2000, and to the use of our report dated February 9, 2001, appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

September 24, 2001